UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024 (November 4, 2024)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	001-41368	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	EFSH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 4, 2024, 1847 CMD Inc. (“1847 CMD” ), a wholly owned subsidiary of 1847 Holdings LLC (the “Company”) entered into a stock and membership interest purchase agreement (the “Purchase Agreement”) with the owner (“Seller”) of CMD Inc. (“CMD”) and CMD Finish Carpentry LLC (“Finish” and together with CMD, the “CMD Companies”), pursuant to which 1847 CMD agreed to acquire from the Seller all of the issued and outstanding capital stock of CMD and all of the membership interests in Finish for an aggregate cash purchase price of $18,750,000, subject to adjustment as described below (collectively, the “Purchase Price”). Upon the execution of the Purchase Agreement, the Company paid to the Seller a deposit of $1,000,000, which shall be applied toward the Purchase Price. The transaction is expected to be completed on or before December 3, 2024.

The Purchase Price is subject to a closing date net working capital adjustment in cash, and a post-closing net working capital adjustment in cash if the adjustment is in favor of 1847 CMD, or in the form of a promissory note if the adjustment is in favor of the Seller. If a working capital promissory note is issued, it will be secured in a subordinate position by the assets of 1847 CMD and the CMD Companies, guaranteed by the Company and the CMD Companies, and by a pledge agreement in the equity of 1847 CMD and the CMD Companies.

The Purchase Agreement contains customary representations, warranties and covenants, including a covenant that the Seller will not compete with the business of 1847 CMD for a period of three (3) years following closing. The Purchase Agreement also contains mutual indemnification for breaches of representations or warranties and failure to perform covenants or obligations contained in the Purchase Agreement. In the case of the indemnification provided by the Seller with respect to breaches of certain non-fundamental representations and warranties, the Seller will only become liable for indemnified losses if the amount exceeds an aggregate of $60,000, whereupon the Seller will be liable for all losses back to the first dollar, provided that the liability of the Seller for breaches of certain non-fundamental representations and warranties shall not exceed $2,512,500. The closing of the transaction contemplated in the Purchase Agreement is subject to customary closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2024	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer

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